Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 3, 2023 relating to the financial statements of the Consumer Health Business (a business of Johnson & Johnson), which appears in Amendment No. 4 to the Registration Statement on Form S-1 (No. 333-269115) of Kenvue Inc. We also consent to the reference to us under the heading “Experts” in Amendment No. 4 to the Registration Statement on Form S-1 (No. 333-269115) incorporated by reference in this Registration Statement.

/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
May 3, 2023
1